                          CERTIFICATE OF AMENDMENT

                                      OF

                        CERTIFICATE OF INCORPORATION

                                      OF

                      FORECLOSED REALTY EXCHANGE, INC.


                      (Pursuant to Section 242 of
                  the Delaware General Corporation Law)



   The undersigned, Jill Bodnar and Darrie Lam, being respectively the President and Secretary of Foreclosed Realty Exchange, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

   1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware to provide for the name change by amending Article First as follows:

         FIRST:  The name of the corporation is "Physical Spa & Fitness
Inc."

   2. The foregoing Amendment to the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by the consent in writing of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

   3. In accordance with Section 228 of the General Corporation Law of the State of Delaware, a written notice of the corporate action taken by the majority of the stockholders has been given to all stockholders of record of the Corporation who have not consented in writing.


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   IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment as of November 5, 1996 and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.



                                       /s/ Jill Bodnar
                                       ----------------------
                                       Jill Bodnar
                                       President

                                       /s/ Darrie Lam
                                       ----------------------
                                       Darrie Lam
                                       Secretary




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